Exhibit 10.24

AMENDMENT AND WAIVER
Dated as of February 24, 2011
among
ALON USA ENERGY, INC.
as Borrower
and
ISRAEL DISCOUNT BANK OF NEW YORK,
as Lender

To the Line Letter
dated as of March 9, 2010

     AMENDMENT AND WAIVER (as amended, supplemented or otherwise modified from time to time, this “Amendment”) dated as of February 24, 2011 among (i) ALON USA ENERGY, INC., a Delaware limited liability company (the “Borrower”); and (ii) ISRAEL DISCOUNT BANK OF NEW YORK, as lender (the “Lender”) for the Lenders.
R E C I T A L S
     A. Borrower and the Lender are parties to that (i) certain Line Letter dated as of March 9, 2010 (as such Line Letter has been and may be amended, restated, supplemented or otherwise modified from time to time, the “Line Letter”); (ii) certain Promissory Note dated as of March 16, 2010 (as such Promissory Note has been and may be amended, restated, supplemented or otherwise modified from time to time, the “Note”); and
     B. Borrower has requested that Lender waive any defaults resulting from Borrower’s non-compliance with the (i) Interest Coverage Ratio covenant for the quarters ending September 30, 2010 and December 31, 2010 (such defaults, the “Interest Coverage Ratio Default”); (ii) Funded Debt/EBITDA covenant for the quarters ending September 30, 2010 and December 31, 2010 (such defaults, the “Funded Debt/EBITDA Default”); (iii) No Losses covenant for the quarter ending December 31, 2010 (such defaults, the “No Losses Default”). The Lender has agreed to provide such waivers; and
     C. The Borrower has requested certain modifications to the Line Letter and Note more particularly set forth herein and Lender has agreed to such modifications.
     NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Terms. Initially capitalized terms used but not delivered herein shall have the meanings given to them in the Line Letter and/or Note, as the case may be.
     SECTION 2. Waiver of Interest Coverage Ratio Default. The Lender hereby waives the Interest Coverage Ratio Default solely with respect to the quarters ending September 30, 2010 and December 31, 2010.
     SECTION 3. Waiver of Funded Debt/EBITDA Default. The Lender hereby waives the Funded Debt/EBITDA Default solely with respect to the quarters ending September 30, 2010 and December 31, 2010.
     SECTION 4. Waiver of No Losses Covenant. The Lender hereby waives the No Losses Default solely with respect to the quarters ending September 30, 2010 and December 31, 2010.
     SECTION 5. Amendments.
     (a) Paragraph 1 of the Section captioned “Covenants and Conditions” is hereby amended and restated in its entirety to read as follows:

“1.	Interest Coverage Ratio. The Borrower’s Interest Coverage Ratio shall be no less than (i) 0.8 to 1.0, for the fiscal quarter ending March 31, 2011; (ii) 1.25 to 1.0, for the fiscal quarter ending June 30, 2011; (iii) 1.25 to 1.0, for the fiscal quarter ending September 30, 2011; and (iv) 1.25 to 1.0 for each fiscal quarter ending on and after December 31, 2011, in each case for the purposes of this subsection (iv), for the four consecutive fiscal quarters ended on such date. The Interest Coverage Ratio shall be tested in each case within 45 days after the end of each fiscal quarter and within 90 days after fiscal year end. The term “Interest Coverage Ratio” shall mean and include, with respect to the fiscal period of the Borrower, the ratio of (a) EBITDA for such period to (b) interest expenses for such period. (“EBITDA” shall mean earnings before minority interest, interest, taxes, depreciation and amortization plus cash proceeds not otherwise included in net income less cash expenses not included in net income plus extraordinary or unusual non-cash losses.”
       (b) Paragraph 2 of the Section captioned “Covenants and Conditions” is hereby amended and restated in its entirety to read as follows:
“2.	Funded Debt/EBITDA. As of March 31, 2011, the Borrower’s ratio of Funded Debt to four times EBITDA for the single fiscal quarter ending on March 31, 2011 shall not exceed 16 to 1.0. As of June 30, 2011, the Borrower’s ratio of Funded Debt to four times EBITDA for the single fiscal quarter ending on June 30, 2011 shall not exceed 8 to 1.0. As of September 30, 2011, the Borrower’s ratio of Funded Debt to four times EBITDA for the single fiscal quarter ending on September 30, 2011 shall not exceed 4.5 to 1.0. As of December 31, 2011, the Borrower’s ratio of Funded Debt to four times EBITDA for the single fiscal quarter ending on December 31, 2011 shall not exceed 4.5 to 1.0. As of March 31, 2012 and thereafter, the Borrower’s ratio of Funded Debt to EBITDA, as of the last day of each fiscal quarter ending March 31, 2012 and thereafter, for the four fiscal quarters ending on the last day of such fiscal quarter, shall not exceed 4.5 to 1.0. The Funded Debt/EBITDA ratio shall, in each case, be tested within 45 days after the end of each fiscal quarter and within 90 days after fiscal year end. The term “Funded Debt” shall mean all outstanding indebtedness for borrowed money of Borrower evidenced by a written instrument (including, but not limited to notes, and bankers acceptances).”
       (c) Paragraph 4 of the Section captioned “Covenants and Conditions” is hereby amended and restated in its entirety to read as follows:
“4.	No Losses. Borrower shall not incur a net loss on a combined basis in any fiscal quarter determined for Borrower and its subsidiaries on a consolidated basis commencing with the fourth fiscal quarter of 2011 and thereafter. ”
       (d) Paragraph 5 of the Section captioned “Covenants and Conditions” is hereby amended and restated in its entirety to read as follows:

“5.	Covenant Compliance. If Borrower shall not be in compliance with financial covenants listed above for any fiscal quarter, then the interest rate and the standby L/C Fee shall each increase by 0.5% per annum, until compliance is achieved in subsequent quarters. If Borrower shall not be in compliance with (i) No Losses covenant for one quarter or (ii) any other financial covenants for two consecutive quarters, then the Maximum Credit Amount shall be the lesser of (i) $30,000,000.00 or (ii) the value of the Collateral.”
       (e) Subparagraph (v) of the Section captioned “Negative Covenants” is hereby amended and restated in its entirety to read as follows:
“(v)	issuing cash dividends or distributions at any time after the occurrence of or during the continuance of an Event of Default, it being understood that, at all times, Borrower shall provide to IDB a pro-forma certificate prior to any major distribution.”
(f)	The definition of “Margin” in the Note is hereby amended and restated in its entirety as set forth below (and the references to margin in the Line Letter shall be deemed to be amended accordingly in the same manner):
“The term “Margin” shall mean, (A) as of October 31, 2010, (i) three hundred fifty basis points (350 bps) for LIBOR Advances and (ii) one hundred fifty basis points (150 bps) for Prime Rate Advances or (B) from and after the date Borrower achieves and continues to achieve compliance with all of its financial covenants in any particular fiscal quarter, (i) three hundred basis points (300 bps) for LIBOR Advances and (ii) one hundred basis points (100 bps) for Prime Rate Advances.”
(h)	Schedule 1 of the Line Letter is hereby amended so that the SBLC (L/C Fee) amount (A) as of October 31, 2010, shall be 3.0% per annum or (B) from and after the date Borrower achieves and continues to achieve compliance with all of its financial covenants in any particular fiscal quarter commencing March 31, 2011 and thereafter, shall be 2.5% per annum.
       SECTION 4. Documentation. Borrower shall pay to Lender a documentation fee (the “Documentation Fee”) in the amount of $750.00.
       SECTION 5. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that:
       (a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (b) The representations and warranties set forth in the Line Letter and Note are true and correct in all material respects on the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.
     (c) Except with respect to the Interest Coverage Ratio Default, the Funded Debt/EBITDA Default and the No Losses Default referenced herein, before and after, giving effect to this Amendment, no default of Event of Default has occurred and is continuing.
     SECTION 6. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon the occurrence of the following conditions precedent:
     (a) The Lender shall have received counterparts of this Amendment which, when taken together, bear the signatures of all the parties hereto; and
     (b) The Lender shall have received all fees, expenses and other amounts due and payable on or prior to the date hereof, including but not limited to, the Documentation Fee.
     SECTION 7. Applicable Law. THIS WAIVER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OR ANY SIMILAR SUCCESSOR PROVISION THERETO) BUT EXCLUDING ANY OTHER CONFLICTS-OF-LAW RULES.
     SECTION 8. Reference to and Effect on the Documents. Each reference in the Line Letter and Note to “this Line Letter”, “this Note”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Line Letter and Note and other documents related to the Line Letter and Note, shall mean and be a reference to the Line Letter and Note as amended hereby. Except as specifically amended hereby, the Line Letter and Note, and all such related documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by the Borrower.
     SECTION 9. Counterparts and Closing. This Amendment may be executed in one or more counterparts (including by facsimile, pdf or TIFF), each of which shall constitute an original but all of which when taken together shall constitute but one contract.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

BORROWER: ALON USA ENERGY, INC.
By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Senior Vice President and CFO

LENDER: ISRAEL DISCOUNT BANK OF NEW YORK
By:	/s/ Howard Weinberg
	Name:	Howard Weinberg
	Title:	First Senior Vice President

By:	/s/ Itai Zalutzki
	Name:	Itai Zalutzki
	Title:	Assistant Vice President